EXHIBIT 99.1

Press Release
Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com
Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY UPDATES FISCAL FIRST QUARTER 2008 OUTLOOK
- Raising revenue, gross margin and earnings outlook for the September quarter
SCOTTS VALLEY, CA — August 28, 2007 — Seagate Technology (NYSE: STX) today provided an update of its expected results for the fiscal first quarter 2008 which ends September 28, 2007. The company now expects revenue of $3.15 - $3.25 billion, GAAP diluted earnings per share of $0.57 - $0.61 and non-GAAP diluted earnings per share, which excludes $27 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions, of $0.62 - $0.66.
The company’s original outlook for the first fiscal quarter was for revenue of $2.9 - $3.0, GAAP diluted earnings per share of $0.35 - $0.39 and non-GAAP diluted earnings per share, which excludes $27 million of purchased intangibles amortization and other charges associated with the Maxtor and EVault acquisitions, of $0.40 - $0.44.
The primary factors leading to the improved outlook for the first fiscal quarter are [1] industry unit demand at the high-end of the predicted range; [2] favorable pricing thus far in the quarter reflecting a more balanced supply and demand environment, and [3] a better product mix.
Gross margin is expected to expand to approximately 24% due to the demand, pricing and product mix factors referenced above. Operating expenses (R&D and SG&A) are expected to increase above the company’s previous outlook due to higher variable compensation costs. The revised outlook assumes a 6% tax rate and diluted shares outstanding of 555 million.

Seagate Technology Updates Fiscal First Quarter 2008 Outlook — Page 2
Given the typical shipment profile for a September quarter and the dynamic nature of the demand and pricing environment, actual results during the balance of the quarter will heavily influence the company’s financial performance for the quarter.
About Seagate
Seagate is the worldwide leader in the design, manufacture and marketing of hard disc drives, providing products for a wide-range of applications, including Enterprise, Desktop, Mobile Computing, Consumer Electronics and Branded Solutions. Seagate’s business model leverages technology leadership and world-class manufacturing to deliver industry-leading innovation and quality to its global customers, and to be the low cost producer in all markets in which it participates. The company is committed to providing award-winning products, customer support and reliability to meet the world’s growing demand for information storage. Seagate can be found around the globe and at www.seagate.com.
Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the company’s expected revenue, gross margin and earnings per share (presented on a GAAP basis as well as on a non-GAAP adjusted basis) for its first fiscal quarter. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, such risks and uncertainties include the impact of the variable demand and the aggressive pricing environment for disc drives. Information concerning additional factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on August 27, 2007. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.
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